UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of Earliest Event Reported): February 23, 2023
Putnam Premier Income Trust (Exact Name of Registrant as Specified in its Charter)
Massachusetts (State or Other Jurisdiction of Incorporation)	811-05452 (Commission File Number)	04-2995046 (IRS Employer Identification No.)
100 Federal Street Boston, Massachusetts (Address of Principal Executive Offices)		02110 (Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 292-1000
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of beneficial interest	PPT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2023, the Board of Trustees (the “Trustees”) of Putnam Managed Municipal Income Trust (the “Fund”) amended and restated the Bylaws of the Fund (the “Amended and Restated Bylaws”). The Amended and Restated Bylaws include the following changes:

•	Addition of “Vice Chair” References: Article 3 of the Fund’s Bylaws deals with matters related to Fund and Trustee officers and was amended to add references throughout explicitly permitting, but not requiring, a Vice Chair of the Trustees. For example, the Amended and Restated Bylaws make clear that the Trustees, at their discretion, may elect or appoint a Vice Chair and that any Vice Chair is an officer of the Trustees. Prior to February 23, 2023, there was no reference to a Vice Chair of the Trustees in the Fund’s Bylaws.

•	Fixing a New Record Date: Article 10.4 of the Fund’s Bylaws, which deals with record dates for shareholder meetings, was amended to clarify that the Trustees may, but, unless otherwise required by law, are not required to, fix a new record date for a shareholder meeting, including any postponed or adjourned session of the meeting. Prior to February 23, 2023, the Fund’s Bylaws did not explicitly address this power.

•	Validity of Proxies at Postponed or Adjourned Meeting: Article 10.6 of the Fund’s Bylaws, which deals with shareholder proxies, was amended to make clear that, unless otherwise specifically limited by its terms, a proxy shall entitle a shareholder to vote at any postponed or adjourned session of a shareholder meeting and, unless revoked, any proxy given in connection with a postponed or adjourned meeting for which a new record date is fixed shall continue to be valid so long as the shareholder giving the proxy is a shareholder of record on the new record date. Prior to February 23, 2023, the Fund’s Bylaws did not explicitly address the validity of proxies at a postponed or adjourned session of a shareholder meeting.

The above discussion is only a high-level summary of certain aspects of the changes included in the Fund’s Amended and Restated Bylaws, and is qualified in its entirety by reference to the full Amended and Restated Bylaws. Investors should refer to the Amended and Restated Bylaws for more information.

The Amended and Restated Bylaws were effective as of February 23, 2023, are attached as an Exhibit, and are incorporated herein by reference.

Item 8.01 Other Events.

On February 23, 2023, the Trustees voted to exempt, including on a going forward basis, all prior and, until further notice, new purchases of shares of the Fund that might otherwise be deemed “Control Share Acquisitions” under Article 15 of the Fund’s Amended and Restated Bylaws from the provisions of Article 15 of the Fund’s Amended and Restated Bylaws.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
5.03	Amended and Restated Bylaws of Putnam Premier Income Trust dated February 23, 2023

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Putnam Premier Income Trust
	By:	/s/ Jonathan S. Horwitz
Jonathan S. Horwitz
Date: February 28, 2023		Executive Vice President, Principal Executive Officer and Compliance Liaison